Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Contingent Income Auto-Callable Securities Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index due September 2, 2021	$11,942,830.00	$1,538.24

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

September 2014 Pricing Supplement (To Prospectus dated January 11, 2012 and Product Supplement dated April 15, 2013)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each determination date on which the closing levels of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier level. In addition, if the closing levels of all the underlying indices are greater than or equal to their respective initial index levels on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to the stated principal amount and the contingent payment for that quarter. However, if on any determination date the closing level of any underlying index is less than its respective initial index level, the securities will not be redeemed and if the closing level of any underlying index is less than the applicable coupon barrier level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the closing level of any underlying index on the final determination date (the “final index level”) is less than the applicable downside threshold level, UBS will pay you a cash payment that is less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative underlying return of the underlying index with the largest percentage decrease between its initial index level and final index level (the “worst performing underlying index”) over the term of the securities and you may lose up to 100% of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent payments and/or a significant loss of your initial investment even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 7 year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS

Issuer:	UBS AG, London Branch
Underlying indices:	EURO STOXX® Banks Index (Bloomberg Ticker: “SX7E”) MSCI® Emerging Markets IndexSM (Bloomberg Ticker: “MXEF”) Russell 2000® Index (Bloomberg Ticker: “RTY”)
Aggregate principal amount:	$11,942,830
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	September 10, 2014
Original issue date:	September 15, 2014 (3 business days after the pricing date)
Maturity date:	September 15, 2021, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any determination date other than the final determination date, the closing levels of all the underlying indices are greater than or equal to their respective initial index levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

▪    If, on any determination date other than the final determination date, the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to their respective coupon barrier levels, we will pay a quarterly contingent payment of $0.25625 (equivalent to 10.25% per annum of the stated principal amount) per security on the related contingent payment date. The actual quarterly contingent payments will be determined on the pricing date.

▪    If, on any determination date, the closing level or the final index level, as applicable, of any underlying index is less than its respective coupon barrier level, no contingent payment will be made with respect to that determination date.

Determination dates:	December 10, 2014, March 10, 2015, June 10, 2015, September 10, 2015, December 10, 2015, March 10, 2016, June 10, 2016, September 12, 2016, December 12, 2016, March 10, 2017, June 12, 2017, September 11, 2017, December 11, 2017, March 12, 2018, June 11, 2018, September 10, 2018, December 10, 2018, March 11, 2019, June 10, 2019, September 10, 2019, December 10, 2019, March 10, 2020, June 10, 2020, September 10, 2020, December 10, 2020, March 10, 2021, June 10, 2021 and September 10, 2021 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”, “— Final Determination Date” and “— Market Disruption Events” in the product supplement). We also refer to September 10, 2021 as the final determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.

Payment at maturity:	▪ If the final index levels of all underlying indices are greater than or equal to their respective downside threshold levels:	the stated principal amount plus, if the final index levels of all the underlying indices on the final determination are also equal to or greater than their respective coupon barriers, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature.
	▪ If the final index level of any underlying index is less than its respective downside threshold level:	a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

Worst performing underlying index:	The underlying index with the largest percentage decrease between its initial index level and its final index level, as compared to the percentage decreases or increases between the respective initial index level and final index level of all the underlying indices.
Underlying return for each underlying index	(Final Index Level – Initial Index Level)/ Initial Index Level
Coupon barrier level:

114.43, which is equal to 75% of the initial index level of the EURO STOXX® Banks Index

806.42, which is equal to 75% of the initial index level of the MSCI® Emerging Markets IndexSM

873.740, which is equal to 75% of the initial index level of the Russell 2000® Index

Downside threshold level:

76.29, which is equal to 50% of the initial index level of the EURO STOXX® Banks Index

537.61, which is equal to 50% of the initial index level of the MSCI® Emerging Markets IndexSM

582.494, which is equal to 50% of the initial index level of the Russell 2000® Index

Initial index level:

152.57, which is equal to the closing level of the EURO STOXX® Banks Index on the pricing date

1,075.22, which is equal to the closing level of the MSCI® Emerging Markets IndexSM on the pricing date

1,164.987, which is equal to the closing level of the Russell 2000® Index on the pricing date

Final index level:	The closing level of each underlying index on the final determination date
CUSIP:	90273L492
ISIN:	US90273L4923
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC
Commissions and issue level:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	3.00%(a) +0.50%(b) 3.50%	96.50%
Total	$11,942,830.00	$417,999.05	$11,524,830.95

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.35 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $0.30 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management by the agent or its affiliates. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $9.12 for securities linked to the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index. The estimated initial value of the securities was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “—Limited or no secondary market and secondary market price considerations” on pages 11 and 12 of this pricing supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated April 15, 2013	Prospectus dated January 11, 2012
Pricing Supplement dated September 10, 2014

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

▪	Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

▪	Product Supplement dated April 15, 2013:

http://www.sec.gov/Archives/edgar/data/1114446/000139340113000177/c340987_690847-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities”, dated April 15, 2013.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

September 2014	Page 2

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Investment Summary

The Contingent Income Auto-Callable Securities due September 15, 2021 based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index, which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which will be an amount equal to $0.25625 (equivalent to 10.25% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing levels of the underlying indices could remain below their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing levels of all the underlying indices are greater than or equal to their respective initial index levels on any determination date other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus the contingent payment with respect to the related determination date. If the securities have not previously been redeemed and the final index levels of all underlying indices are greater than or equal to the respective downside threshold levels, the payment at maturity will be the stated principal amount plus, if the final index levels of all the underlying indices on the final determination are also equal to or greater than their respective coupon barriers, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature. However, if the securities have not previously been redeemed and the final index level of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its respective initial index level, on a 1 to 1 basis and investors will be entitled to receive an amount in cash equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 50% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment. In addition, investors will not participate in any appreciation of the underlying indices.

September 2014	Page 3

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent payment equal to $0.25625 (equivalent to 10.25% per annum of the stated principal amount) per security with respect to each determination date on which the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent payment, and the payment at maturity will vary depending on the final index levels, as follows:

Scenario 1

On any determination date other than the final determination date, the closing index levels of all the underlying indices are greater than or equal to their respective initial index levels.

▪  The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.

▪  Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final index levels of all underlying indices are greater than or equal to their respective downside threshold levels and coupon barrier levels.

▪  The payment due at maturity will be the stated principal amount plus, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature.

▪  Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels. However, the final index level of at least one underlying index is less than its respective coupon barrier level.

▪  The payment due at maturity will be the stated principal amount.

▪  Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 4

The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its downside threshold level.

▪  The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

▪  Investors will lose some and may lose all of their principal in this scenario.

Investing in the securities involves significant risks. You may lose some or all of the stated principal amount. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

The securities will not pay a contingent payment if the closing level of any underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is below its respective initial index level on any determination date. If not redeemed, you will lose some or all of your investment at maturity if any underlying index is below its respective downside threshold level.

September 2014	Page 4

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

▪

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.

▪

You believe the closing level of each of the underlying indices will be equal to or greater than their respective coupon barrier levels on the specified determination dates and downside threshold level on the final determination date.

▪	You understand and accept that you will not participate in any appreciation in the level of the underlying indices and that your potential return is limited to the quarterly contingent payments.

▪	You can tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.

▪	You are willing to invest in the securities based on the contingent payment of $0.25625 (equivalent to 10.25% per annum of the stated principal amount) per security.

▪	You are willing to forgo dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment.

▪

You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity, a term of approximately 7 years, and accept that there may be little or no secondary market for the securities.

▪

You seek an investment with exposure to companies in emerging markets, the small capitalization segment of the U.S. equity market and European companies whose business is associated with the banking industry.

▪

You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

▪

You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

▪	You require an investment designed to provide a full return of principal at maturity.

▪

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.

▪

You believe that the closing level of any underlying index will decline during the term of the securities and is likely to close below the applicable coupon barrier level on the determination dates and downside threshold level on the final determination date.

▪	You seek an investment that participates in the full appreciation in the level of the underlying indices or that has unlimited return potential.

▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.

▪	You are unwilling to invest in the securities based on the contingent payment of $0.25625 (equivalent to 10.25% per annum of the stated principal amount) per security.

▪	You prefer to receive the dividends paid on the index constituent stocks and you seek guaranteed current income from this investment.

▪

You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 7 years, or you seek an investment for which there will be an active secondary market for the securities.

▪

You do not seek an investment with exposure to companies in emerging markets, the small capitalization segment of the U.S. equity market or European companies whose business is associated with the banking industry.

▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

September 2014	Page 5

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

September 2014	Page 6

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover of this pricing supplement):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B: Underlying Index C:	140 1000 1200
Hypothetical Coupon Barrier Level: Underlying Index A: Underlying Index B: Underlying Index C:	105, which is 75% of the initial index level 750, which is 75% of the initial index level 900, which is 75% of the initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	70, which is 50% of the initial index level 500, which is 50% of the initial index level 600, which is 50% of the initial index level
Hypothetical Quarterly Contingent Payment:	$0.2550 per security (equivalent to 10.20% per annum of the stated principal amount)

Stated Principal Amount:	$10.00 per security

In Example 1, the closing levels of the underlying indices fluctuate over the term of the securities and the closing levels of the underlying indices are greater than or equal to the hypothetical respective initial index levels on one of the first twenty-seven determination dates. Because the closing levels of the underlying indices are greater than or equal to the respective initial index levels on one of the first twenty-seven determination dates, the securities are automatically redeemed on the related contingent payment date. In Examples 2, 3 and 4, the closing level of at least one underlying index on each of the determination dates other than the final determination date is less than its respective initial index level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

		Example 1					Example 2
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	120 (at or above coupon barrier level; below initial index level)	800 (at or above coupon barrier level; below initial index level)	1000 (at or above coupon barrier level and initial index level)	$0.2550	N/A	100 (below coupon barrier level and initial index level)	720 (below coupon barrier level and initial index level)	900 (at or above coupon barrier level; below initial index level)	$0	N/A
#2	95 (below coupon barrier level and initial index level)	750 (at or above coupon barrier level; below initial index level)	910 (at or above coupon barrier level and initial index level)	$0	N/A	95 (below coupon barrier level and initial index level)	800 (at or above coupon barrier level; below initial index level)	625 (below coupon barrier level and initial index level)	$0	N/A
#3	175 (at or above initial index level)	1250 (at or above initial index level)	1500 (at or above initial index level)	—*	$10.2550	102 (below coupon barrier level and initial index level)	700 (below coupon barrier level and initial index level)	800 (below coupon barrier level and initial index level)	$0	N/A
#4—#27	N/A	N/A	N/A	N/A	N/A	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	125 (above downside threshold level and coupon barrier level; below initial index level)	850 (above downside threshold level and coupon barrier level; below initial index level)	875 (at or above downside threshold level; below initial index level and coupon barrier level)	N/A	N/A
Payment at Maturity		N/A					$10.00

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Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing levels for the underlying indices are greater than or equal to their respective initial index levels and the securities are redeemed as a result.

▪

In Example 1, the securities are automatically redeemed following the third determination date as the closing levels of all underlying indices on the third determination date are greater than their respective initial index levels. As the closing levels of all underlying indices on the first determination date are greater than their respective coupon barrier levels, you receive the contingent payment of $0.2550 with respect to the first determination date. Following the third determination date, you receive an early redemption amount of $10.2550, which includes the quarterly contingent payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Further, although all underlying indices have appreciated by 25% from their respective initial index levels on the third determination date, you only receive $10.2550 per security and do not benefit from such appreciation. Your total return per security in this example is $10.5100 (a 5.10% total return on the securities).

▪

In Example 2, on each of the first twenty-seven determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of all underlying indices are above their respective downside threshold levels on the final determination date you receive the stated principal amount at maturity. However, the closing level of one of the underlying indices is below its respective coupon barrier level. Therefore, you do not receive a contingent payment on the maturity date because the final index level of one of the underlying indices on the final determination date was below its respective coupon barrier level.

▪

In this example, you receive the stated principal amount per security, equal to a total payment of $10.00 per security at maturity. Your total return per security in this example is $10.00 (a 0.00% total return on the securities).

		Example 3					Example 4
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	100 (below coupon barrier level and initial index level)	700 (below coupon barrier level and initial index level)	900 (at or above coupon barrier level; below initial index level)	$0	N/A	100 (below coupon barrier level and initial index level)	700 (below coupon barrier level and initial index level)	800 (below coupon barrier level and initial index level)	$0	N/A
#2	95 (below coupon barrier level and initial index level)	800 (at or above coupon barrier level; below initial index level)	1300 (at or above initial index level)	$0	N/A	110 (at or above coupon barrier level; below initial index level)	725 (below coupon barrier level and initial index level)	850 (below coupon barrier level and initial index level)	$0	N/A
#3	98 (below coupon barrier level and initial index level)	725 (below coupon barrier level and initial index level)	800 (below coupon barrier level and initial index level)	$0	N/A	95 (below coupon barrier level and initial index level)	675 (below coupon barrier level and initial index level)	875 (below coupon barrier level and initial index level)	$0	N/A
#4—#27	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A
Final Determination Date	110 (above downside threshold level and coupon barrier level; below initial index level)	800 (above downside threshold level and coupon barrier level; below initial index level)	1000 (above downside threshold level and coupon barrier level; below initial index level)	—*	N/A	100 (above downside threshold level; below initial index level and coupon barrier level)	400 (below coupon barrier, downside threshold level and initial index level)	1100 (above downside threshold level and coupon barrier level; below initial index level)	$0	N/A
Payment at Maturity		$10.2550					$4.00

*	The final contingent payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level.

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Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

▪

In Example 3, on each of the first twenty-seven determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of all underlying indices are above their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.2550 = $10.2550

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.2550 per security at maturity. Your total return per security in this example is $10.2550 (a 2.55% total return on the securities).

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In Example 4, on each determination date throughout the term of the securities, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, as the final index level of one of the underlying indices on the final determination date is below its applicable downside threshold level, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Index)

= $10.00 + ($10.00 × -60%)

= $4.00

In this example, since the final index level of the worst performing underlying index represents a 60.00% decline from its initial index level, you will receive the a total cash payment per security equal to $4.00 (a 60.00% loss on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on any determination date, you may lose some or all of your investment. Specifically, if the securities are not redeemed and the final index level of any underlying index is less than its downside threshold level, UBS will pay you a cash payment less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the underlying return of the worst performing underlying index over the term of the securities and you may lose up to 100% of your initial investment.

The securities will not pay a contingent payment if the closing level of any underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is below its respective initial index level on any determination date. If not redeemed, you will lose some or all of your investment at maturity if any underlying index is below its respective downside threshold level.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire stated principal amount.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪

You are exposed to the market risk of each underlying index with respect to both the contingent payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying index. For the securities to be redeemed prior to maturity or to receive any contingent payment, all underlying indices are required to close above their respective initial index levels or coupon barrier levels, respectively, on the applicable determination date. In addition, if these securities are not redeemed prior to maturity and if any underlying index has declined below its downside threshold level as of the final determination date, you will be fully exposed to the negative underlying return of the worst performing underlying index, even if the other underlying indices have appreciated. Accordingly, your investment is subject to the market risk of each underlying index.

▪

Because the securities are linked to the performance of more than one underlying index (instead of to the performance of one underlying index), it is more likely that one of the underlying indices will decrease in value below its coupon barrier level and downside threshold level, increasing the probability that you will not receive any contingent payments and will lose some or all of your initial investment. The risk that you will not receive any contingent payments and that at maturity you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that an underlying index will close below its coupon barrier level on each determination date and downside threshold level on the final determination date, and therefore it is more likely that you will receive few or no contingent payments and at maturity will receive an amount in cash which is worth less than your principal amount. In addition, if the performances of the underlying indices are not correlated to each other, the risk that an underlying index will close below its coupon barrier level on each determination date and downside threshold level on the final determination date, is even greater.

▪

The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index level of any underlying index is less than its respective downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and you will receive a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

▪

The contingent payment, if any, is based solely on the closing levels of the underlying indices on the specified determination dates. Whether the contingent payment will be made with respect to a determination date will be based on the closing levels or the final index levels of the underlying indices. As a result, you will not know whether you will receive the contingent payment until the related determination date. Moreover, because the contingent payment is based solely on the closing levels on a specific determination date or the final index levels on the final determination date, if the closing level or final index level of any underlying index is less than its respective coupon barrier level, you will not receive any contingent payment with respect to that determination date, even if the closing level of any other underlying index was higher on other days during the term of the securities.

▪

You will not receive any contingent payment for any quarterly period where the closing level of any underlying index on the determination date is less than its respective coupon barrier level. A contingent payment will be made with respect to a quarterly period only if the closing levels of all underlying indices are greater than or equal to their respective coupon barrier levels. If the closing level of any underlying index remains below its respective coupon barrier level on each determination date over the term of the securities, you will not receive any contingent payment.

▪

Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying indices reflects a higher expectation as of the pricing date that the closing levels of such underlying indices could close below their downside threshold levels on the final determination date of the securities. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payments are set on the pricing date, an underlying index’s volatility can change significantly over the term of the securities. The closing levels of the underlying indices for your securities could fall sharply, which could result in a significant loss of principal.

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▪

The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪

Market risk. The return on the securities is directly linked to the performance of the underlying indices and indirectly linked to the value of the stocks comprising the underlying indices (“index constituent stocks”), and will depend on whether, and the extent to which, the return on the indices is positive or negative. The levels of the underlying indices can rise or fall sharply due to factors specific to the index constituent stocks as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your principal amount if closing price of any underlying index on the final determination date is below its respective downside threshold level.

▪	Fair value considerations.

¡

The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, the correlation among the underlying indices, expected dividends on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.

¡

The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

▪	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities

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following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

¡

Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the correlation among the underlying indices; the volatility of the underlying indices; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

¡

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

▪

Investors will not participate in any appreciation in the levels of the underlying indices. Investors will not participate in any appreciation in the levels of the underlying indices from their respective initial index levels, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing levels or the final index levels of the underlying indices are greater than or equal to their respective coupon barrier levels. It is possible that the closing levels of the underlying indices could be below their respective coupon barrier levels on most or all of the determination dates so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪

No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the levels of the underlying indices will rise or fall. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying indices. You should be willing to accept the risks associated with the relevant markets tracked by the underlying indices in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

▪

Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more quarterly contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪

Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index levels and the final index levels and whether the closing levels of the underlying indices on any determination date are greater than or equal to their respective initial index levels or are below their respective coupon barrier levels and downside threshold levels, as applicable. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

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▪

No affiliation with the underlying index sponsors. The underlying index sponsors are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying indices in connection with the offering.

▪

We may engage in business with or involving the index sponsors without regard to your interests. We or our affiliates may presently or from time to time engage in business with the index sponsors without regard to your interests and thus may acquire non-public information about the underlying indices. Neither we nor any of our affiliates undertakes to disclose any such information to you.

▪

Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying indices. These hedging or trading activities on or prior to the pricing date could potentially affect the initial index levels of the underlying indices and, as a result, the coupon barrier levels and downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing levels of the underlying indices on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪

The index returns for the EURO STOXX® Banks Index and MSCI® Emerging Markets IndexSM will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a non U.S. currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX® Banks Index and MSCI® Emerging Markets IndexSM are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪

The securities are subject to currency exchange risk. Because the prices of the index constituent stocks of the MSCI® Emerging Markets IndexSM are converted into U.S. dollars by the index sponsor for the purposes of calculating the level of the MSCI® Emerging Markets IndexSM, you will be exposed to currency exchange rate risk with respect to each of the currencies in which the MSCI® Emerging Markets IndexSM index constituent stocks trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of the index constituent stocks denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the level of the MSCI® Emerging Markets IndexSM will be adversely affected and consequently the payment at maturity of the securities, if any, may be reduced.

▪

The underlying constituents included in the EURO STOXX® Banks Index are concentrated in the banking industry. Each of the underlying constituents included in the EURO STOXX® Banks Index has been issued by a company whose business is associated with the banking industry. Because the value of the securities is determined by the performance of the EURO STOXX® Banks Index, an investment in these securities will be concentrated in this industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

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Emerging markets risk. The securities are linked to the MSCI® Emerging Markets IndexSM and are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the securities are susceptible, before making a decision to invest in the securities.

▪

There are small-capitalization stock risks associated with the Russell 2000® Index. The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded. In addition, small capitalization companies are typically less stable financially than large-

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capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪

The securities are subject to non-U.S. securities market risk. The securities are linked to underlying indices comprised of securities issued by non U.S. companies in non U.S. securities markets and therefore, are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

▪

The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

▪

Changes affecting the underlying indices could have an adverse effect on the value of the securities. The policies of STOXX Limited, the sponsor of the EURO STOXX® Banks Index, of MSCI Inc., the sponsor of the MSCI® Emerging Markets IndexSM and of the Frank Russell Company, the sponsor of the Russell 2000® Index (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of the securities.

▪

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

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Information about the Underlying Indices

EURO STOXX® Banks Index

We have derived all information contained in this pricing supplement regarding the EURO STOXX® Banks Index (“the EURO STOXX Banks Index”) including its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The EURO STOXX Banks Index is a free float market capitalization index which covers 30 stocks of banks market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The EURO STOXX Banks Index is one of the 19 EURO STOXX Supersector indices (individually, a “Supersector index”) as defined by the Industry Classification Benchmark (ICB). The ICB groups companies that have similar primary revenue sources. There are ten industries, and derived from these — in finer classifications — there are 19 supersectors, 41 sectors and 114 subsectors. Each stock in the investable stock universe is uniquely classified, based on the company’s primary revenue source, in one of the 114 subsectors. Consequently, it is automatically and uniquely classified into one of the 41 sectors, one of the 19 supersectors and one of the 10 industries.

The EURO STOXX Supersector indices are derived from the Eurozone subset of the STOXX Europe 600 Index, which comprises the 600 largest European stocks by free float market capitalization. The Supersector indices are separate indices and not related to any other regional or sector indices due to their special capping procedure on the individual constituents. All components of each Supersector index are subject to a 30% capping for the largest company and a 15% capping for the second-largest company and are reviewed quarterly. An intra-quarter capping will be triggered if the largest company exceeds 35% or the second-largest exceeds 20%.

The STOXX Europe 600 Index covers the 600 largest companies in Europe and is a free float market capitalization index, subject to a 20% weighting cap. The STOXX Europe 600 Index is reviewed quarterly. All changes affecting the STOXX Europe 600 Index also apply for the EURO STOXX Supersector indices. The STOXX Europe 600 Index is derived from the STOXX Europe Total Market Index (TMI) and is a subset of the STOXX Global 1800 Index. With a fixed number of 600 components, the STOXX Europe 600 Index represents large, mid and small capitalization companies across 18 countries of the European region.

Information from outside sources is not incorporated by reference in, and should not be considered part of this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX® Banks Index.

Information as of market close on September 10, 2014:

Bloomberg Ticker Symbol:	SX7E	52 Week High (on April 4, 2014):	162.81

Current Index Level:	152.57	52 Week Low (on September 10, 2013):	124.41

52 Weeks Ago (on September 10, 2013):	124.41

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$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 4, 2010 through September 10, 2014. The closing level of the underlying index on September 10, 2014 was 152.57. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to September 10, 2014. The dotted lines represent the downside threshold level and the coupon barrier level of 76.29 and 114.43, which are equal to 50% and 75% of the closing level on September 10, 2014, respectively. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

EURO STOXX® Banks Index	High	Low	Period End
2010
First Quarter	232.16	182.43	207.22
Second Quarter	218.04	151.48	167.90
Third Quarter	205.01	164.11	182.81
Fourth Quarter	189.93	152.42	160.88
2011
First Quarter	196.15	154.23	172.12
Second Quarter	179.71	150.94	160.33
Third Quarter	165.68	89.33	105.34
Fourth Quarter	115.91	86.27	100.34
2012
First Quarter	120.92	89.16	107.95
Second Quarter	107.80	77.65	90.00
Third Quarter	112.04	73.06	101.56
Fourth Quarter	114.56	101.60	112.36
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter	162.81	145.66	146.52
Third Quarter (Through September 10, 2014)	154.60	135.67	152.57

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EURO STOXX® Banks Index — Daily Closing Levels

January 3, 2000 to September 10, 2014

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Contingent Income Auto-Callable Securities due September 15, 2021

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MSCI® Emerging Markets IndexSM

We have derived all information contained in this pricing supplement regarding the MSCI® Emerging Markets IndexSM, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by MSCI Inc., which we refer to as “MSCI”. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the MSCI® Emerging Markets IndexSM.

The MSCI® Emerging Markets IndexSM (“MSCI Index”) is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited. The MSCI Index is a free float adjusted market capitalization index designed to measure equity market performance in the global emerging markets and is one of the MSCI Global Investable Market Indices.

As of April 30, 2014, the constituents of the MSCI Index were derived from the constituents of MSCI’s standard single country indexes representing 21 emerging market countries. The five largest emerging market countries included and their relative weightings as of April 30, 2014 are: China (18.45%), South Korea (15.99%), Taiwan (11.99%), Brazil (11.29%) and South Africa (7.78%). Other countries account for 34.49% of the MSCI Index and include Chile, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Malaysia, Mexico, Peru, Philippines, Poland, Russia, Thailand and Turkey.

As of April 30, 2014, the companies included in the MSCI Index were divided into ten global industry classification Sectors, each having a relative weight within the MSCI Index as follows: Financials (26.78%), Information Technology (16.78%), Energy (10.78%), Materials (9.26%), Consumer Discretionary (9.02%), Consumer Staples (8.53%), Telecommunication Services (7.03%), Industrials (6.52%), Utilities (3.55%) and Health Care (1.74%).

The MSCI Index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. The MSCI Index has a base date of December 31, 1987.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the MSCI® Emerging Markets IndexSM.

Information as of market close on September 10, 2014:

Bloomberg Ticker Symbol:	MXEF	52 Week High (on September 3, 2014):	1,100.98

Current Index Level:	1,075.22	52 Week Low (on February 5, 2014):	916.56

52 Weeks Ago (on September 10, 2013):	991.36

September 2014	Page 18

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 4, 2010 through September 10, 2014. The closing level of the underlying index on September 10, 2014 was 1,075.22. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to September 10, 2014. The dotted lines represent the downside threshold level and the coupon barrier level of 537.61 and 806.42, which are equal to 50% and 75% of the closing level on September 10, 2014, respectively. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

MSCI® Emerging Markets IndexSM	High	Low	Period End
2010
First Quarter	1,028.07	894.07	1,010.33
Second Quarter	1,047.51	855.52	917.99
Third Quarter	1,075.53	909.30	1,075.53
Fourth Quarter	1,155.94	1,075.85	1,151.38
2011
First Quarter	1,170.87	1,087.10	1,170.87
Second Quarter	1,206.49	1,098.33	1,146.22
Third Quarter	1,169.49	851.51	880.43
Fourth Quarter	1,010.12	831.22	916.39
2012
First Quarter	1,079.94	917.08	1,041.45
Second Quarter	1,055.63	882.46	937.35
Third Quarter	1,014.07	905.65	1,002.66
Fourth Quarter	1,055.20	969.82	1,055.20
2013
First Quarter	1,082.68	1,015.47	1,034.90
Second Quarter	1,061.09	883.34	940.33
Third Quarter	1,022.54	905.96	987.46
Fourth Quarter	1,044.66	979.88	1,002.69
2014
First Quarter	994.65	916.56	994.65
Second Quarter	1,057.59	993.12	1,050.78
Third Quarter (Through September 10, 2014)	1,100.98	1,045.51	1,075.22

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Contingent Income Auto-Callable Securities due September 15, 2021

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MSCI® Emerging Markets IndexSM — Daily Closing Levels

January 3, 2000 to September 10, 2014

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Russell 2000® Index

We have derived all information contained in this pricing supplement regarding the Russell 2000® Index (the “Russell 2000 Index”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the Index supplement under the heading “Underlying Indices and Underlying Index Publishers — Russell 2000 Index,” the Russell 2000 Index measures the composite price performance of the smallest 2000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

Information as of market close on September 10, 2014:

Bloomberg Ticker Symbol:	RTY	52 Week High (on March 4, 2014):	1,208.651

Current Index Level:	1,164.987	52 Week Low (on October 9, 2013):	1,043.459

52 Weeks Ago (on September 10, 2013):	1,055.724

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Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 4, 2010 through September 10, 2014. The closing level of the underlying index on September 10, 2014 was 1,164.987. The associated graph shows the closing levels of the underlying index for each day from January 4, 2000 to September 10, 2014. The dotted lines represent the downside threshold level and the coupon barrier level of 582.494 and 873.740, which are equal to 50% and 75% of the closing level on September 10, 2014, respectively. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

Russell 2000® Index	High	Low	Period End
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.642	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter (Through September 10, 2014)	1,208.150	1,114.857	1,164.987

September 2014	Page 22

Contingent Income Auto-Callable Securities due September 15, 2021

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Russell 2000® Index — Daily Closing Levels

January 3, 2000 to September 10, 2014

September 2014	Page 23

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

September 2014	Page 24

Contingent Income Auto-Callable Securities due September 15, 2021

$11,942,830 Based on the worst performing index among the EURO STOXX® Banks Index, the MSCI® Emerging Markets IndexSM and the Russell 2000® Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:

Record date:

The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

If you are able to sell the securities in the secondary market on a determination date, the purchaser of the securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date. If you are able to sell your securities in the secondary market on the day following a determination date and before the applicable contingent payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-36 of the product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying indices. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above, as further described under ‘‘Supplemental U.S. Tax Considerations — Alternative Treatments’’ beginning on page PS-38 of the product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent payment and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

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In addition, in 2007 the U.S. Treasury Department and the Internal Revenue Service (“IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-US Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent payments made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treat). We will not pay any additional amounts in respect of such withholding. Gain from the sale or exchange of a security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the index constituent U.S. stocks of certain underlying indices), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments

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issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying indices. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e, certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.

Proposed Legislation. Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the jurisdictions of the issuers of the index constituent stocks).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

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We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 10 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.35 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.35 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.30 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 11 and 12 of this pricing supplement.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

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